EXHIBIT G

               RESTRICTED STOCK AGREEMENT
                  UNDER THE 1989 PLAN


This Agreement confirms the restricted stock award made by THE DUN & BRADSTREET CORPORATION (the "Company") to:

    ________________________ (the "Employee")

of _____ shares of its Common Stock, par value $1 per share ("Restricted Shares"). These Restricted Shares are awarded in accordance with and are subject to all the terms and conditions of the 1989 Key Employees Restricted Stock Plan for The Dun & Bradstreet Corporation and
Subsidiaries (the "1989 Plan").

Certificates issued in respect of the Restricted Shares shall be registered in the name of the Employee and shall bear the following legend, or any other similar legend as may be required by the Company:

"The transferability of this certificate and the shares of stock represented hereby is subject to the terms and conditions (including forfeiture) of the 1989 Key Employees Restricted Stock Plan for The Dun & Bradstreet Corporation and Subsidiaries and an Agreement entered into between the registered owner and The Dun & Bradstreet Corporation. Copies of such Plan and the Agreement are on file in the offices of The Dun & Bradstreet Corporation, 299 Park Avenue, New York, New York 10171."

Except as otherwise provided in this Agreement and the 1989 Plan, the Employee shall have all the rights of a shareowner of the Company with respect to the Restricted Shares, including the right to vote the shares and receive dividends and other distributions. However, until the Restricted Shares are released to the Employee as set forth below, the Employee may not sell, transfer, pledge or otherwise dispose of the Restricted Shares.

The stock certificates evidencing the Restricted Shares shall be held in custody by a bank or other institution, or by the Company itself, until such shares are forfeited in accordance with the 1989 Plan, or until the restrictions thereon shall have lapsed as set forth below. The Employee hereby agrees as a condition to the award of the Restricted Shares to deliver to the Company, together with this Agreement, a stock power endorsed in blank relating to the Restricted Shares covered by this award, so that, in the event of a forfeiture of the award, the Restricted Shares will be transferred to the Company.

Subject to earlier forfeiture of the Restricted Shares as provided in the 1989 Plan, a maximum of _____ such shares will be released to the Employee free of all restrictions, and delivered to the Employee on __________, 1996 based on achievement of previously set performance measures as outlined in the transmittal letter accompanying this Agreement.

Subject to certain exceptions in the 1989 Plan, the Restricted Shares will be forfeited upon the Employee's termination of employment prior to release of the Restricted Shares to the Employee. Any Restricted Shares not released to the Employee as provided above also will be forfeited.

The Employee hereby agrees to pay to the Company promptly upon request an amount equal to any taxes the Company determines it is required to withhold in respect of the grant of the Restricted Shares, and any dividend payments or the lapse of the restrictions on the Restricted Shares, and/or to authorize the Company to withhold shares having a value equal to the amount of such taxes from any shares deliverable to the Employee following the lapse of the restrictions.

IN WITNESS WHEREOF, The Dun & Bradstreet Corporation has caused this Agreement to be executed in duplicate by its officer thereunto duly authorized.


                     THE DUN & BRADSTREET CORPORATION




                By
                   ___________________________________
                         Assistant Treasurer


The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement and acknowledges receipt of a copy of the 1989 Key
Employees Restricted Stock Plan for The Dun &
Bradstreet Corporation and Subsidiaries.




_______________________________________________________
              Date                            Employee

                                        G-1